UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2011
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into Material Definitive Agreement.
     On May 13, 2011, Cumulus Media Inc. (the “Company”) issued $610,000,000 aggregate principal amount of its 7.75% Senior Notes due 2019 (the “Notes”) pursuant to an indenture, dated May 13, 2011 (the “Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.
     The Notes mature on May 1, 2019. Interest accrues on the Notes at a rate of 7.75% per annum from May 13, 2011, and interest is payable semiannually, on May 1 and November 1 of each year. The first interest payment date is November 1, 2011. Notwithstanding the foregoing, if the Company’s pending merger agreement (the “Citadel Merger Agreement”) with Citadel Broadcasting Corporation (“Citadel”) is terminated without consummation of the underlying transaction (the “Citadel Acquisition”) or if the Company and Citadel both publicly announce their determination not to proceed with the Citadel Acquisition, then interest on the Notes will accrue at a rate of 8.25% per annum from and after the effective date of such termination or announcement. The Company may redeem all or part of the Notes at any time on or after May 1, 2015. At any time prior to May 1, 2014, the Company may also redeem up to 35.0% of the Notes using the proceeds from certain equity offerings. At any time prior to May 1, 2015, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus a “make-whole” premium. Further, if the Citadel Merger Agreement is terminated without consummation of the Citadel Acquisition, and neither Cumulus Media Partners, LLC (“CMP”) nor any of its subsidiaries has become a restricted subsidiary under the indenture governing the Notes, during each 12-month period commencing on the date of such termination to the third anniversary thereof, or such earlier time as CMP or any of its subsidiaries becomes a restricted subsidiary under such indenture, the Company may redeem up to 10.0% of the original aggregate principal amount of the Notes at a redemption price of 103.0%. If the Company sells certain assets or experiences specific kinds of changes in control, the Company will be required to make an offer to purchase the Notes. The terms of the Notes are set out in more detail in the Indenture.
     In connection with the issuance of the Notes, the Company, the Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated May 13, 2011. The Registration Rights Agreement requires the Company and the Guarantors to use their commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 365 days after the Notes were issued (or, if the Citadel acquisition is consummated more than 305 days, but within 365 days, after the Notes were issued, then within 60 days after the consummation of the Citadel Acquisition). If, under certain circumstances, an exchange offer cannot be completed, the Company and the Guarantors have agreed to use their commercially reasonably efforts to file with the SEC a shelf registration statement covering resales of the Notes and related guarantees and use their commercially reasonable efforts to cause such registration statement to be declared effective as provided for in the Registration Rights Agreement. In such instance, the Company would be obligated to keep such shelf registration statement effective until the date that the Notes cease to be “registrable securities” (as defined in the Registration Rights Agreement), or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will, under certain circumstances, be required to pay additional interest to the holders of the Notes.
     The Company used the net proceeds from the offering of Notes to (i) repay in full the $575.8 million outstanding under the term loan facility under the Company’s existing senior secured credit facilities and (ii) pay fees and expenses related to the offering of Notes. Any remaining proceeds will be used for general corporate purposes.
     Also in connection with the completion of the offering of Notes, on April 29, 2011 and effective as of May 13, 2011, the Company entered into amendment No. 5 to its credit agreement dated as of June 7, 2006 (the “Fifth Amendment”). The Fifth Amendment provided the Company the ability to complete the offering of Notes, provided that proceeds therefrom were used to repay in full the term loans outstanding under the Existing Credit Agreement. In addition, the Fifth Amendment, among other things, provides for an incremental term loan facility of up to $200.0 million, which may only be accessed to repurchase Notes under certain circumstances, (i) replaced the total leverage ratio in the credit agreement with a secured leverage ratio and (ii) amended certain definitions in the credit agreement to facilitate the Company’s ability to complete the offering of Notes. Under the Existing Credit Agreement as amended by the Fifth Amendment, the Company continues to have up to $20.0 million in revolving loan availability thereunder, subject to the terms and conditions thereof.

     Copies of the Indenture, the form of the Notes, the Registration Rights Agreement and the Fifth Amendment are included with this current report on Form 8-K as exhibits 4.1, 4.2, 4.3 and 10.1, respectively, and are incorporated by reference as though fully set forth herein. The foregoing descriptions of the Indenture, the Notes, the Registration Rights Agreement and the Fifth Amendment are qualified in their entirety by the complete text of each of such documents.
Section 2 — Financial Information
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The first two paragraphs under Item 1.01 above are incorporated by reference herein.
Section 8 — Other Events

Item 8.01—	Other Events
     On April 29, 2011, the Company issued a press release relating to the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Number	Exhibit
4.1	Indenture, dated as of May 13, 2011, by and among the Company, each of the guarantors named therein and The Bank of New York Mellon, as Trustee

4.2	Form of 7.75% Senior Note due 2019 (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated May 13, 2011, by and among the Company and the Guarantors party hereto and J.P. Morgan Securities LLC

10.1	Amendment No. 5, dated April 29, 2011, to the Credit Agreement, dated as of June 7, 2006, by and among, Cumulus Media Inc., the Lenders party thereto, and General Electric Capital Corporation, as Administrative Agent

99.1	Press release dated April 29, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Joseph P. Hannan
	Name:	Joseph P. Hannan
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: May 16, 2011

EXHIBIT INDEX

Number	Exhibit
4.1	Indenture, dated as of May 13, 2011, by and among the Company, each of the guarantors named therein and The Bank of New York Mellon, as Trustee

4.3	Registration Rights Agreement, dated May 13, 2011, by and among the Company and the Guarantors party hereto and J.P. Morgan Securities LLC.

10.1	Amendment No. 5, dated April 29, 2011, to the Credit Agreement, dated as of June 7, 2006, by and among, Cumulus Media Inc., the Lenders party thereto, and General Electric Capital Corporation, as Administrative Agent.

99.1	Press release dated April 29, 2011